Exhibit (25) (c) (1)
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)
Robert Sussman
Legal Department
The Bank of New York Mellon
One Wall Street, 29th Floor
New York, NY 10286
(212) 635-1889
(Name, address and telephone number of agent for service)
FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-0247770 (I.R.S. Employer Identification No.)

299 First Avenue North St. Petersburg, Florida (Address of principal executive offices)	33701 (Zip code)

First Mortgage Bonds
(Title of the indenture securities)

Item 1. General Information.
          Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	One State Street, New York, N.Y. 10004-1417
State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
     Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.
Item 16. List of Exhibits.
          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act.

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
               Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of November, 2008.

THE BANK OF NEW YORK MELLON
By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT 6
The consent of the Trustee required by Section 321 (b) of the Act
November 17, 2008
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture between Florida Power Corporation d/b/a Progress Energy Florida, Inc. and The Bank of New York Mellon, as successor trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon
By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

EXHIBIT 7
(Page i of iii)
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$44,129,000
Interest-bearing balances	48,207,000
Securities:
Held-to-maturity securities	7,661,000
Available-for-sale securities	39,616,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	877,000
Securities purchased under agreements to resell	4,598,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	46,218,000
LESS: Allowance for loan and lease losses	324,000
Loans and leases, net of unearned income and allowance	45,894,000
Trading Assets	6,900,000
Premises and fixed assets (including capitalized leases)	1,087,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	858,000
Not applicable Intangible assets:
Goodwill	5,026,000
Other intangible assets	1,619,000
Other assets	12,220,000

Total assets	$218,699,000

EXHIBIT 7
(page ii of iii)

Dollar Amounts
In Thousands
LIABILITIES
Deposits:
In domestic offices	$103,521,000
Noninterest-bearing	80,077,000
Interest-bearing	23,444,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	67,951,000
Noninterest-bearing	2,259,000
Interest-bearing	65,692,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	4,367,000
Securities sold under agreements to repurchase	76,000
Trading liabilities	5,676,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	12,514,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,209,000

Total liabilities	$205,804,000

Minority interest in consolidated subsidiaries	473,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	6,764,000
Retained earnings	6,564,000
Accumulated other comprehensive income	-2,041,000
Other equity capital components	0
Total equity capital	12,422,000

Total liabilities, minority interest, and equity capital	$218,699,000

EXHIBIT 7
(Page iii of iii)
     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas J. Mastro,
Senior Vice President and Comptroller
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi	Directors
Gerald L. Hassell
Alan R. Griffith